                                                                    Exhibit 10.7


                    PARTICIPATION AND SHAREHOLDERS AGREEMENT


The undersigned,

1. TELECOM FOUNDERS B.V., a company incorporated under the laws of the Netherlands with it statutory seat in Abcoude, hereinafter referred to as "Founders", duly represented by its managing director Mr. Robert Gary Mesch;

2. NESBIC C.V., a limited partnership organised under the laws of the Netherlands with its registered seat in Utrecht, hereinafter referred to as "Nesbic", duly represented by its managing partner Nesbic B.V., duly represented by Mr. Leo van Doorne by Power of Attorney;

3. CROMWILLD LIMITED, a company incorporated under the laws of the Isle of Man, with registered office at 8 Myrtle Street, Douglas, Isle of Man, hereinafter referred to as "Cromwilld", duly represented by its managing director Mr. Aidan Phelan;

4. VERSATEL TELECOM B.V., a company incorporated under the laws of the Netherlands, with its statutory seat in Amsterdam, hereinafter referred to as the "Company", duly represented by its managing director Mr. Robert Gary Mesch;

5. ROBERT GARY MESCH, residing in (1391 LZ) Abcoude at Koppeldijk 8, hereinafter referred to as "Mesch";

6. OPEN SKIES INTERNATIONAL, INC., a US subchapter "S" corporation, incorporated under the laws of the State of Colorado, USA, registered in Denver, Colorado, hereinafter referred to as "Open Skies", duly represented by its managing director Mr. Robert Gary Mesch;

Parties 1, 2 and 3 and their successors in accordance with Article 15 hereinafter jointly and individually referred to as Shareholders and Shareholder respectively.

Parties 1 up to 4 hereinafter jointly and individually referred to as Parties and Party respectively.

WHEREAS Founders and Nesbic entered into a shareholders agreement on August 29, 1995, hereinafter referred to as "the First Financing Round Agreement";

WHEREAS Pursuant to the First Financing Round Agreement Founders incorporated the Company on October 10, 1995;

WHEREAS           Pursuant to the First Financing Round Agreement:

                  - Founders took 2,500,000 newly issued shares in the Company (including those obtained at incorporation) against payment of NLG 250,000;

                  - Nesbic took 2,450,000 newly issued shares in the Company against payment of NLG 245,000;

                  - Nesbic provided the Company with 2 subordinated convertible loans ("the First Financing Round Loans") totalling NLG 2,355,000.

WHEREAS The current participation of Founders and Nesbic is as reflected in the following schedule:

Shareholder          # Shares                      % Shares                 Loans (in NLG)
-----------------------------------------------------------------------------------------
Founders             2,500,000                         50.5                            --
Nesbic               2,450,000                         49.5                     2,355,000
=========================================================================================

WHEREAS Pending the transaction contemplated in this Agreement Nesbic has provided the Company with a bridge loan in the amount of NLG 2,000,000;

WHEREAS           The Company has been seeking additional financing up to appr.
                  NLG 6,250,000 and has found Shareholders willing to invest this amount, hereinafter referred to as: "the Second Financing Round";

WHEREAS Founders, Nesbic and Cromwilld are prepared to participate in the Second Financing Round by subscribing to newly issued shares in the Company;

WHEREAS As part of the Second Financing Round Nesbic and Cromwilld are furthermore prepared to provide the Company with additional subordinated convertible loans, hereinafter referred to as:
                  "the Second Financing Round Loans";

WHEREAS Cromwilld shall purchase from Nesbic part of Nesbic's shares in the Company;

THEREFORE HAVE AGREED AS FOLLOWS:

ARTICLE 1.  INTERPRETATION

In this Participation and Shareholders Agreement ("the Agreement") the following expressions have, except where the context otherwise requires, the meaning as defined in the clauses, mentioned after such expressions.

Agreement                                                    Article 1
Amended Articles of Association                              Article 7.1
Annual Business Plan                                         Article 17.1
Company                                                      Introduction

Closing                                                      Article 2.2
ESOP                                                         Article 16.1
First Financing Round Agreement                              Preamble
First Financing Round Loans                                  Preamble
Founders                                                     Introduction
General Meeting of Shareholders                              Article 10.1
Management Board                                             Article 9.1
Mesch                                                        Introduction
Nesbic                                                       Introduction
New Shareholder                                              Article 15.1
Notary's Account                                             Article 5.1
Cromwilld                                                    Introduction
Open Skies                                                   Introduction
Parties                                                      Introduction
Party                                                        Introduction
Receiving Shareholder                                        Article 13.2
Second Closing                                               Article 2.1
Second Financing Round                                       Preamble
Second Financing Round Loans                                 Preamble
Shareholder                                                  Introduction
Shareholders                                                 Introduction
Supervisory Board                                            Article 10.1

ARTICLE 2.  TRANSFER OF SHARES

2.1 Nesbic herewith sells, and Cromwilld herewith purchases, 990,000 shares of par value NLG 0.10 each in the capital of the Company numbered 3,960,001 up to and inclusive 4,950,000. The purchase price of these shares is NLG 500,000. Transfer of full legal and beneficial title to these shares will take place against payment of the purchase price by Deed of Transfer attached to this Agreement as Annex 1. This Deed of Transfer shall be executed before civil law notary Mr. H. van Wilsum or his substitute at a closing, hereinafter referred to as: "the Second Closing", to be held at the offices of Caron & Stevens/ Baker & McKenzie, Amsterdam, before or ultimately on 27 December 1996.

2.2 Attached to this Agreement as Annex 2 is a draft statement by Founders approving the transfer of shares as referred to in Article 2.2 and waiving any preemptive rights of first refusal in accordance with the Articles of Association of the Company. This statement shall be signed and delivered by Founders at a closing, hereinafter referred to as:
         "the Closing", to be held at the offices of Caron & Stevens/ Baker & McKenzie, Amsterdam, starting with the immediately following the execution of this Agreement.

ARTICLE 3.  ISSUE OF SHARES

3.1 At the Closing Founders, Nesbic and Cromwilld shall take a shareholders resolution authorising the management board of the Company to issue shares to Founders, Nesbic and Cromwilld on the Second Closing and after receipt of the payments as reflected in the following schedule:

Issue to:         Number of Shares:       Payment to be made:
------------------------------------------------------------------------
Founders               198,000            NLG                 249,998.76
Nesbic               1,646,000            NLG               2,078,272.50

Issue to:         Number of Shares:       Payment to be made:
------------------------------------------------------------------------
Cromwilld             2,116,000           NLG               2,671,703.90
========================================================================

3.2 Attached to this Agreement as Annex 3 is the shareholders resolution authorising the Company to issue the shares as referred to in Article 3.1.

3.3 The new shares shall be issued at the Second Closing, by a Deed of Issuance, in the form attached to this Agreement as Annex 4, to be executed before civil law notary Mr. H. van Wilsum or his substitute.

ARTICLE 4.  CONVERTIBLE SUBORDINATED LOANS

4.1 Effective as per the Second Closing Nesbic herewith sells and assigns, and Cromwilld herewith purchases and accepts, part of its rights and obligations under the First Financing Round Loans corresponding with NLG 1,213,000 of the total principal amount of the First Financing Round Loans of NLG 2,355,000. The purchase price to be paid by Cromwilld to Nesbic is equal to the nominal value of that part of the First Financing Round Loans transferred, NLG 1,213,000 and shall be due and payable at the Second Closing. The Company herewith acknowledges and accepts the assignment.

4.2 Nesbic and Cromwilld shall at the Second Closing each make available to the company additional subordinated convertible loans of NLG 625,000 in the preamble of this Agreement referred to as "the Second Financing Round Loans".

4.3 The rights and obligations of Nesbic and Cromwilld on the one hand and the Company on the other hand in respect of the First and Second Financing Round Loans shall be as reflected in the loan agreements attached to this Agreement as Annexes 5 and 6, which loan agreements:

         (i)      shall be executed at the Closing;

         (ii) shall replace existing agreements in respect of the First Financing Round Loans; and

         (iii) shall provide for a conversion in newly issued shares in the capital of the Company up to at most, both loans together, 5% in the capital of the Company after issuance.

ARTICLE 5.  PAYMENTS

5.1 At or prior to the Second Closing the following payments shall be made:

         (i) Cromwilld shall pay the purchase price due to Nesbic pursuant to Article 2.2 by transferring by telephone transfer an amount of five hundred thousand Netherlands Guilders (NLG 500,000) to bank account number 54.31.72.201 at ABN AMRO Bank N.V. in the name of Stichting Derdengelden notariaat Caron & Stevens ("the Notary's Account");

         (ii) Founders and Cromwilld shall pay to the Company the amounts payable pursuant to Article 3.1, two hundred and forty nine thousand nine hundred and ninety eight Netherlands Guilders and seventy six cents (NLG 249.998,76) and two million six hundred seventy one thousand and seven hundred and three Netherlands Guilders and ninety cents (NLB 2.671.703,90) respectively, by transferring these amounts by telephone transfer to the Notary's Account;

         (iii)    Nesbic shall pay to the Company the amount payable pursuant to
                  Article 3.1 by:

                  - transferring by telephone transfer to the Notary's Account an amount of twenty six thousand six hundred and five Netherlands Guilders and eighty nine cents (NLG 26,605.89); and

                  - setting off Nesbic's obligation to pay the remaining two million Netherlands Guilders (NLG 2,000,000) against the Company's obligation to repay the bridge loan of two million Netherlands Guilders (NLG 2,000,000) provided by Nesbic to the Company increased with fifty one thousand six hundred sixty six Netherlands Guilders and sixty one cents (NLG 51,666.61) interest as specified at Annex 7 attached to this Agreement; the Company shall at the Closing accept payment by means of the set off described above.

         (iv) Cromwilld shall pay the purchase price due to Nesbic pursuant to Article 4.1 by transferring by telephone transfer an amount of one million two hundred and thirteen thousand Netherlands Guilders (NLG 1,213,000) to the Notary's Account;

         (v) Nesbic and Cromwilld shall each pay to the Company the amounts of the additional convertible loan referred to in Article 4.2 by transferring by telephone transfer six hundred twenty five thousand Netherlands Guilders (NLG 625,000) to the Notary's Account.

ARTICLE 6.  INVESTMENT SCHEDULE

6.1 Following the transfer and issuance of shares referred to in Article 2 and 3 above and the execution of the loan agreements referred to in
         Article 4 above the investment of the Shareholders in the Company is as follows:

Shareholder                   # Shares             % Shares      Loans (in NLG)
--------------------------------------------------------------------------------
Founders                      2,698,000               30.28               --
Nesbic                        3,106,000               34.86        1,767,000
Cromwilld                     3,106,000               34.86        1,838,000
================================================================================

ARTICLE 7.  ARTICLES OF ASSOCIATION

7.1 At the Closing Shareholders shall take a shareholders resolution to amend the articles of association of the Company, in accordance with the shareholders resolution attached to this Agreement as Annex 8. The amended articles of association, hereinafter referred to as: "the Amended Articles of Association" will read in accordance with Annex 9 to this Agreement. The Amended Articles of Association will provide, inter alia, for a Supervisory Board.

7.2 Until the articles of association of the Company have been amended the Parties shall act as if amendment has already been effected.

ARTICLE 8.  CONDITION PRECEDENT

8.1 The obligations of the Parties to this Agreement are all conditional upon the Condition Precedent ("opschortende voorwaarde") that at the Second Closing all Parties shall have complied with their obligations pursuant to the Articles 2, 3, 4, 6 and 7 of this Agreement.

ARTICLE 9.  MANAGEMENT BOARD

9.1 The present management board ("statutair bestuur") of the Company, hereinafter referred to as "Management Board", composed of Mr. Robert Gary Mesch, shall be replaced by Open Skies under the terms and conditions as set forth in the Management Agreement attached to this agreement as Annex 10. The Management Agreement shall be executed at the Closing. At the Closing Founders and Nesbic shall take a Shareholders Resolution appointing Open Skies and dismissing Mesch as Managing Director of the Company. Mesch shall not have a claim in consequence of this dismissal. A final draft of that Shareholders Resolution is attached to this Agreement as Annex 11.

9.2 The Company may terminate the Management Agreement forthwith upon Mesch becoming unable to render services as the Manager defined in the Management Agreement. Mesch shall not have any claim in consequence of such dismissal.

9.3      If and when the Management Agreement is terminated.

         (i)      by the Company for reasons other than those specified in
                  Article 9.2 of this Agreement and the Articles 5.2, 5.3 and
                  5.4 of the Management Agreement;

         (ii) by Open Skies for reasons that, would Open Skies be considered an employee, would qualify as good cause ("dringende redenen" as defined in 7A:1639 q BW) for Open Skies to resign;

         (iii) by Open Skies due to the appointment without the consent of Open Skies of one or more managing directors next to Mesch who have signing authority independently of Mesch.

         Versatel shall pay Open Skies the value of 2% of the shares in Versatel or two times the annual management fee (as defined in Article 2 of the Management Agreement, whichever is higher. The value of the shares shall be determined in accordance with the provisions in the Articles of Association of Versatel that arrange for a valuation of shares upon transfer thereof.

9.4 Mesch shall fulfil and comply with all obligations imposed on the Manager (as defined in the Management Agreement) by the Management Agreement.

ARTICLE 10.  SUPERVISORY BOARD

10.1 The supervisory board ("raad van commissarissen") of the Company, hereinafter referred to as: "the Supervisory Board", shall be composed of four members, to be appointed by the general meeting of shareholders ("algemene vergadering van aandeelhouders") of the Company, hereinafter referred to as "General Meeting of Shareholders". Nesbic and Cromwilld each have the right to nominate one member of the Supervisory Board. Founders have the right to nominate two members of the Supervisory Board. The fourth member of the Supervisory Board, that shall be appointed upon nomination of Founders, will have to be acceptable to both Nesbic and Cromwilld. Nesbic and Cromwilld shall not withhold their acceptance unreasonably. Shareholders shall vote as shareholders of the Company in such manner that a member of the Supervisory Board nominated by one of the Shareholders in accordance with the preceding, will be appointed. If an Shareholder requests that the member of the Supervisory Board nominated by him be dismissed, or suspended Shareholders will vote for such dismissal or suspension.

10.2 The member of the Supervisory Board appointed upon nomination of Nesbic, initially Mr. Leo van Doorne, shall be appointed chairman of the Supervisory Board. The chairman of the Supervisory Board shall have a casting vote if the Supervisory Board cannot reach a decision due to a tie in votes. The Supervisory Director nominated by Cromwilld shall initially be Mr. Denis O'Brien. One Supervisory Director nominated by Founders shall initially be Mr. William Gregory Mesch. Nesbic acknowledges the valuable relationship of Mr. Leo van Doorne with Mesch and will therefor take into account this relationship in deciding on the replacement of Leo van Doorne as a member of the board of supervisory directors, if any.

10.3 Each member of the Supervisory Board will receive a remuneration of at least NLG 12,500 on a yearly basis (including costs, expenses and exclusive of VAT).

10.4 The Supervisory Board shall meet at regular intervals but at least four times a year or at the request of one of its members.

10.5 The Management Board shall require the prior approval of the Supervisory Board for resolutions or when representing the Company in transactions:

         - to acquire, dispose of, encumber, rent, let or otherwise acquire or grant any right to use or enjoy registered property;

         - to conclude agreements whereby the Company is granted a bank credit;

         - to borrow or lend moneys, except for the use of any bank credit extended to the Company;

         - to establish or terminate permanent, direct or indirect cooperation with another enterprise;

         - to participate directly or indirectly in the capital of another enterprise or increase or decrease the extent of any such participation;

         - to make any investments outside the approved business plan for amounts higher than NLG 50,000 and/or for periods longer than one year;

         -        to provide security in personam or in rem;

         - to appoint any such officers as contemplated in Article 19, para. 2 of the Articles of Association, and determine their powers and title;

         -        to conclude settlement agreements;

         - to act in legal proceedings, including arbitration cases, with the exception of commencing summary proceedings or any other urgent legal action;

         - to conclude or amend employment contracts involving an annual remuneration in excess of the maximum premium income as defined in the General Old-Age Pensions Act ("AOW");

         - to set up pension schemes and grant pension rights in excess of existing schemes;

         - to make a proposal for a merger ("juridische fusie") as defined in Title 7, Book 2 of the Dutch Civil Code;

         -        to file a petition for a winding up order;

         -        to apply for a suspension of payments;

         -        to vote on shares held by the Company in other companies.

ARTICLE 11.  FINANCING OF THE COMPANY

11.1 The Parties shall procure that any financing which may be required by the Company shall be provided in the following order of priority:

         (a)      retained earnings;

         (b) long term bank financing on the strength of the assets or business to be acquired, such long term financing also to be approved by the Supervisory Board;

         (c) subordinated debenture loans to be provided by the Shareholders (excluding Founders) in proportion to their interests;

         (d) increase of the capital of the Company with an effort to minimise dilution.

11.2 Article 11.1 does not impose an obligation on the Parties to provide further subordinated debentures or to take new shares in the capital of the Company.

11.3 The dividend policy of the Company will be to distribute at least 50% of its profits after tax, unless the financial position of the Company in any year according to the opinion of the Board of Supervisory Directors does not permit such distribution. No dividend payments are allowed as long as the Company has not entirely redeemed the First and Second Financing Round Loans.

ARTICLE 12.  ULTIMATE OWNERSHIP AND NON COMPETITION

12.1 Mr. Denis O'Brien represents and warrants that at the Closing and at any time thereafter, until agreed otherwise by the Shareholders:

         (i)      he has a controlling interest in Cromwilld;

         (ii)     he owns at least 90% of the outstanding capital in Cromwilld;

         (iii) he shall be sole director of Cromwilld or have a controlling interest in the Board of Cromwilld.

12.2 At the Closing Mr. Denis O'Brien shall sign and deliver a non compete letter on the form attached to this Agreement as Annex 12.

12.3 Mr. Denis O'Brien shall co-sign this agreement in acceptance of the obligations imposed on him by this Article.

12.4 Mesch will at all times ultimately own more than 50% of all issued and outstanding voting and equity shares in Founders.

ARTICLE 13.  TRANSFER OF SHARES

13.1 Unless there is a written agreement between the Shareholders to the contrary, the transfer of shares in the capital of the Company shall be made in accordance with the Amended Articles of Association. The remaining provisions of Article 13 shall comprise such an agreement. In determining the price of the shares of the Company a bona fide offer of a third party shall be taken into account.

13.2 If and when any of the Shareholders ("the Receiving Shareholder") receives a bona fide third party offer to purchase (a proportion of) its shares, it shall procure that such offer is extended, under the same terms and conditions to (a similar proportion of) the shares held by the other Shareholders and the Receiving Shareholder shall not sell and transfer (a proportion of) its shares to the third party unless:

         (i) the other Shareholders also sell and transfer (a similar proportion of) their shares to the third party, or

         (ii) the other Shareholders have given written notice to the Receiving Shareholder that it/they do not want to invoke either its/their right to co-sale under (i) or to invoke
                  Article 13.4 within 14 days from the offer having been extended, or

         (iii) the other Shareholders did not respond in writing to the extended offer within 30 days of such offer having been presented to the other Shareholders.

         But upon fulfilment of (i), (ii) or (iii), the Receiving Shareholder may transfer (a proportion of) its shares, and the Shareholders shall be deemed to have waived their rights to be offered them under the Amended Articles of Association.

13.3 If a third party offer made to an Shareholder contains non-cash items such non-cash items shall also be part of the offer made to the other Shareholders, unless:

         -        such non-cash items cannot be offered to the other
                  Shareholders; or

         - the other Shareholders do not wish to accept such non-cash items, in which case the non-cash items of the third party offer shall be valued by the auditors of the Company and the non-cash items shall be replaced by their corresponding value.

13.4 In case a third party is prepared to acquire the shares of all Shareholders on similar conditions and has made a bona fide offer to that effect, and this Article 13.4 has been invoked under Article 13.2 the Shareholders will vote on the acceptance of the offer. If any of the Shareholders does not wish to accept the offer of such third party it is obliged to purchase the shares of the other Shareholders voting in favour of the third party offer, against the price offered by the third party (including non-cash values under Article 13.3). Transfer of and payment of all such shares must take place within two months after votes have been cast in respect of an offer of a third party.

ARTICLE 14.  AFFILIATES

Nesbic, Cromwilld and Founders may transfer their shares to an affiliate provided, however, that the ultimate legal and beneficial title of such shares remains the same as it was prior to such transfer and that such affiliate delivers prior written confirmation to assume all rights and obligations of the transferor pursuant to this Agreement, in accordance with Article 15 of this Agreement.

ARTICLE 15.  NEW SHAREHOLDER

15.1 Parties undertake to procure that the provisions of this Agreement shall be binding upon and inure to, any transferee of the shares in the capital of the Company held by any Shareholder, including those taken from the Company by original issue or re-issue of shares from and after the date hereof. Parties hereby unconditionally and irrevocably undertake not to sell, transfer, issue or otherwise dispose of any of the shares held by them to a third party, hereinafter referred to as:
         "New Shareholder", unless such New Shareholder has accepted and agreed to be bound by any and all provisions of this Shareholders Agreement. Upon such agreement and acceptance, such New Shareholder shall become a party to this agreement.

15.2 The Company shall not issue shares to any person or (legal) entity not being a party to this Agreement, unless such person or (legal) entity shall execute and acknowledge the terms hereof and agree to be bound hereby.

ARTICLE 16  EMPLOYEE STOCK OPTION PLAN

16.1 Parties agree to implement an employee stock option plan ("the ESOP"). The ESOP shall provide for the granting of options on depository receipt of shares that shall be issued by a trust ("Stichting Administratiekantoor"). Nesbic, Cromwilld and Founders shall each make a number of shares available to the Trust for the granting of options under the ESOP corresponding with 1% of the total issued and outstanding capital of the Company after the Second Financing Round (and before conversion pursuant to the First and Second Financing Round Loans). Founders shall also make available to the Trust the number of shares required to enable the Trust to issue depository receipts of shares if and when the existing or promised options on 150,000 depository receipts shares granted by Founders are exercised.

16.2 Parties agree to incorporate the Trust as customary in the Netherlands for a trust that issues depository receipts of shares. The board of the Trust shall be composed of the members of the Supervisory Board.

ARTICLE 17.  FINANCIAL REPORTING

17.1 Each year an annual business plan ("the Annual Business Plan") shall be presented to the Shareholders before November 15 of the preceding year.

17.2 The Annual Business Plan has to be unanimously approved by the Board of Supervisory Directors. If no unanimous decision on the approval can be reached within 30 days, the business plan may be adapted by a simple majority of the Supervisory Board.

17.3 Annual reports of the Company will be provided to Shareholders six months after the fiscal year end.

17.4 The Management Board will give its best efforts to provide Shareholders with Profit and loss account, balance sheet, cash flow statements and management reports of the Company on a quarterly basis, within 15 days after the end of each quarter.

ARTICLE 18.  ACCOUNTANT

18.1 The Company shall operate its business and maintain its organisation in such manner as to ensure that its registered accountant will issue an unconditional approval ("goedkeurende verklaring zonder voorbehoud") on the Annual Accounts of the Company.

18.2 The Management Board of the Company will instruct the registered accountant to make annual management letters, which will be discussed with the Management Board, the Supervisory Board, the Shareholders and the registered accountant.

18.3 The Company will appoint for the first time Arthur Andersen as the accountant of the Company.

ARTICLE 19.  TERM / TERMINATION / VALIDITY

19.1 Once this Agreement has come into force and effect, it shall remain in force (1) until the date on which this Agreement is terminated by written agreement of all of the Parties, or (2) if and as soon as the Parties have jointly sold and transferred the entire issued and paid-up share capital of the Company to a third party, or (3) the Parties have effectively listed the entire share capital of the Company on any securities market.

19.2 In the event one of the Parties has sold and transferred all its shares in the Company in accordance with this Agreement and the Articles of Association, it shall cease to be one the Parties.

ARTICLE 20.  COSTS

20.1 All costs in connection with the drafting and execution of this agreement with annexes shall be borne by the Company. All amounts billed to the Company shall include costs plus expenses.

20.2 All costs made by advisors to Founders, Nesbic and Cromwilld in respect of this Agreement with a maximum of NLG 10,000 each shall also be borne by the Company.

ARTICLE 21.  CONFLICT BETWEEN THIS AGREEMENT AND THE ARTICLES

If and when a conflict arises between this Agreement and the Articles of Association of the Company, the provisions of this Agreement shall prevail.

ARTICLE 22.  ENTIRE AGREEMENT

22.1 This Agreement with the Annexes attached thereto constitutes the entire Agreement between the Parties on the subject of this Agreement, and this Agreement with Annexes supersedes and cancels any previous agreements between the Parties on the subject of this Agreement, including the First Financing Round Agreement.

ARTICLE 23.  GOVERNING LAW

23.1     This agreement shall be governed entirely by Netherlands law.

ARTICLE 24.  JURISDICTION

24.1 Any and all disputes arising from or connected with this Agreement or any amendment hereof shall be settled exclusively by the competent court at Amsterdam, the Netherlands, unless the Parties to such dispute explicitly agree otherwise in writing.

ARTICLE 25.  ANNEXES/COUNTERPARTS

25.1 The Annexes 1 up to and including 12 to this Agreement are considered to be part of this Agreement.

25.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

ARTICLE 26.  NOTICES

26.1 Any notice or other communications hereunder, shall be sufficiently given if in writing and personally delivered or send by registered mail, postage prepaid and addressed to the following addresses or such other addresses as the Parties shall be given notice of pursuant hereto:

         If to Telecom Founders B.V.:

         Telecom Founders B.V.                   Copy to: Caron & Stevens/
         Baambrugse Zuwe 61                      Baker & McKenzie
         3645 AB Vinkeveen                       Attn. Mr. Mic van Bremen
         THE NETHERLANDS                         P.O. Box 2720
         Telefax:  00 31 297 21 2039             1000 CS AMSTERDAM
                                                 THE NETHERLANDS
                                                 Telefax:  00 31 20 62 67 649

         If to Nesbic C.V.:

         Nesbic C.V.                             Copy to:  Trenite Van Doorne
         Savannahweg 17
         3542 AW Utrecht                         Attn. Mr. John C. Jaakke
         THE NETHERLANDS                         P.O. Box 75265
         Telefax:  00 31 30 241 4833             1070 AG Amsterdam
                                                 THE NETHERLANDS

         If to Cromwilld Limited:

         Cromwilld Limited                       Copy to:  William Fry
         8 Myrtle Street
         Douglas                                 Attn. Mr. Owen O'Connell
         Isle of Man                             Fitzwilton House
                                                 Wilton Place
                                                 Dublin 2
                                                 Ireland
                                                 Telefax:  00 353 1 66 25 400

         If to Versatel Telecom B.V.:

         Versatel Telecom B.V.                   Copy to:  Caron & Stevens/
         Paalbergweg 36                          Baker & McKenzie
         1105 BV Amsterdam                       Attn. Mr. Mic van Bremen
         THE NETHERLANDS                         P.O. Box 2720
         Telefax:  00 31 20 430 4301             100 CS AMSTERDAM
                                                 THE NETHERLANDS
                                                 Telefax:  00 31 20 62 67 949

Agreed and signed in ____fold at __________, on __ December, 1996


/s/ R. Gary Mesch                                /s/ L. van Doorne
_____________________________                    ______________________________
TELECOM FOUNDERS B.V.                            NESBIC C.V.
Represented by:                                  Represented by:
Mr. Robert Gary Mesch                            Mr. Leo van Doorne

/s/ A. Phelan                                     /s/ L. van Doorne
-----------------------------                     -----------------------------
CROMWILLD LIMITED                                 VERSATEL TELECOM B.V.
Represented by:                                   Represented by:
Mr. Aiden Phelan                                  Mr. Leo van Doorne


/s/ R. Gary Mesch                                 /s/ R. Gary Mesch
-----------------------------                     -----------------------------
MR. ROBERT GARY MESCH                             OPEN SKIES INTERNATIONAL INC.
                                                  Represented by:
                                                  Mr. Robert Gary Mesch


/s/ D. O'Brien
-----------------------------
MR. DENIS O'BRIEN (for the acceptance of obligations pursuant to Article 12).